EXHIBIT 23

AUDITOR’S CONSENT

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-141996 on Form S-3 of ES Bancshares, Inc. of our report dated March 30, 2012 appearing in this Annual Report on Form 10-K of ES Bancshares, Inc. for the year ended December 31, 2011.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

New York, New York
March 30, 2012